Exhibit 10.2

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement (this “Second Amendment”) made and entered into as of the 13th day of May, 2024, is by and among S&W Seed Company, a Nevada corporation (“S&W Seed”; together with any other party joined as a borrower under the Loan Agreement (as hereinafter defined), each individually a “Borrower” and collectively referred to as "Borrowers"), the other Loan Parties hereto, the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”), and CIBC BANK USA (in its individual capacity, “CIBC US”), as administrative agent for the Lenders (“Administrative Agent”).

W I T N E S S E T H:

WHEREAS, prior hereto, Administrative Agent and Lenders provided loans, extensions of credit and other financial accommodations to Borrowers pursuant to (a) that certain Amended and Restated Loan and Security Agreement dated as of March 22, 2023, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of September 25, 2023, each by and among Lenders, Borrowers, the other Loan Parties thereto and Administrative Agent (collectively, the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

WHEREAS, Borrowers desire Administrative Agent and Lenders to, among other things, waive the “Existing Default” (as hereinafter defined) (the “Additional Financial Accommodations”); and

Whereas, Administrative Agent and Lenders are willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Second Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

Now, Therefore, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, Lenders, Borrowers and the other Loan Parties hereto hereby agree as set forth in this Second Amendment.

I.
Definitions.

A.
Use of Defined Terms. Except as expressly set forth in this Second Amendment, all terms which have an initial capital letter where not required by the rules of grammar are used herein as defined in the Loan Agreement.

B.
New Definitions. Effective as of the Second Amendment Effective Date (as hereinafter defined), Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

Automatic Revolving Loan Advance is defined in Section 2.2.2(a).

Second Amendment Effective Date shall mean May 13, 2024.

II.
Amendment to Loan Agreement. Effective as of the Second Amendment Effective Date, Section 2.2.2(a) of the Loan Agreement is hereby amended by deleting Section 2.2.2(a) in its entirety and substituting therefor the following:

“(a) Borrowers shall give Administrative Agent same day notice (in accordance with Section 19.5 and in a form acceptable to Administrative Agent) of a proposed Base Rate borrowing not later than 11:00 A.M., Chicago time, on the proposed date of such borrowing. Each such notice shall be effective upon receipt by Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing. Notwithstanding the foregoing, commencing thirty (30) days after the Second Amendment Effective Date (or such earlier time as

Exhibit 10.2

Administrative Agent notifies Borrowers that appropriate internal approvals and systems have been established), in the event that a Borrower maintains a controlled disbursement account at Administrative Agent, each check or other item presented for payment against such controlled disbursement account, and any other charge or request for payment against such controlled disbursement account, shall constitute a request for a Revolving Loan as a Base Rate Loan (an "Automatic Revolving Loan Advance"). Administrative Agent may at any time, in its sole discretion, upon three (3) Business Days' prior written notice (or immediately if an Event of Default exists), terminate Borrowers' rights to receive Automatic Revolving Loan Advances. In addition, if Administrative Agent determines after the initial advance of an Automatic Revolving Loan Advance (but prior to the payment of the check or other payment item with respect to which the Automatic Revolving Loan Advance is advanced) that the aggregate outstanding Revolving Loan Outstandings will exceed the lesser of Revolving Loan Availability and the Revolving Loan Commitment as a result of the Automatic Revolving Loan Advance (whether as a result of any collections for which Administrative Agent has given credit not being honored, changes in Revolving Loan Availability or otherwise) Administrative Agent may debit the controlled disbursement account for any amount necessary to ensure that the aggregate outstanding Revolving Loan Outstandings do not exceed the lesser of Revolving Loan Availability and the Revolving Loan Commitment.”

III.
Conditions Precedent. Administrative Agent’s and Lenders’ obligations to provide the Additional Financial Accommodations to Borrowers are subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution and delivery of this Second Amendment:

A.
Borrowers executing and delivering, or causing to be executed and delivered to the Administrative Agent and the Lenders, the following documents, each of which shall be in form and substance acceptable to the Administrative Agent and the Lenders:

(i)
a fully-executed original of this Second Amendment; and
(ii)
such other agreements, documents and instruments as Administrative Agent or Lenders may reasonably request.

B.
No Default or Event of Default exists under the Loan Agreement, as amended by this Second Amendment, or any of the other Loan Documents, other than the Existing Default;
C.
No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Administrative Agent and the Lenders prior to the date hereof shall be pending or known to be threatened against Borrowers or any other Loan Party and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Administrative Agent is likely to materially or adversely affect the financial position or business of Borrowers or any other Loan Party or the capability of Borrowers to pay their obligations and liabilities to Administrative Agent and Lenders; and

D.
There shall have been no Material Adverse Effect since the date of each Borrower’s most recent financial statements delivered to Administrative Agent.
IV.
Organizational Information. Each Loan Party hereby represents and warrants to Administrative Agent and Lenders that as of the Second Amendment Effective Date, (a) the formation and organizational documents of each such Loan Party attached to the Company General Certificate dated as of March 22, 2023, executed and delivered by each such Loan Party to Administrative Agent and

Lenders (the “Certificate”), have not been modified or altered in any way, (b) the officers, members or managers, as applicable, for each Loan Party set forth in the Certificate, that are authorized to execute documents on behalf of such Loan Party remain duly authorized officers, members or managers of such Loan Party,

(c) the resolutions attached to the Certificate have not been modified, rescinded or altered in any way and are sufficient to authorize the execution and delivery of this Second Amendment and the other agreements, documents and instruments executed and delivered in connection herewith, and (d) each Loan Party is and continues to be in good standing in the state of its formation and in all other states where it is qualified or licensed to do business in which the laws thereof require such Loan Party to be

Exhibit 10.2

so qualified or licensed except where the failure to qualify would not have a material adverse effect.

V.
Waiver of Existing Default. The Loan Parties each hereby acknowledge and agree as follows:

(a) the following Event of Default currently exists under the Loan Agreement (the “Existing Default”): the Loan Parties failed to satisfy the Minimum Adjusted EBITDA for the Fiscal Quarter ending March 31, 2024, in violation of Section 14.2 of the Loan Agreement, and (b) as a result of the Existing Default, Administrative Agent and the Lenders have the right to immediately exercise such of their rights and remedies pursuant to the Loan Agreement and the other Loan Documents as they deem appropriate. Each Loan Party hereby represents and warrants to Administrative Agent and the Lenders that no Event of Default currently exists other than the Existing Default set forth above. Subject to the Loan Parties’ full and timely satisfaction of the conditions precedent set forth in this Second Amendment, Administrative Agent and the Lenders hereby waive the Existing Default, including any and all rights and remedies under the Loan Agreement and the other Loan Documents related thereto; provided that such waiver shall not be or be deemed to be a waiver of any other Event of Default, whether now existing or hereafter arising or occurring, including, without limitation, any future Event of Default arising under Section 14.2 of the Loan Agreement, other than the Existing Default for the time period set forth above.

VI.
Conflict. If, and to the extent, the terms and provisions of this Second Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Second Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Second Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Second Amendment, shall remain in and have its intended full force and effect, and Lenders, Administrative Agent and Borrowers hereby affirm, confirm and ratify the same.

VII.
Severability. Wherever possible, each provision of this Second Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Second Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Second Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.
VIII.
Reaffirmation. Each Loan Party hereby reaffirms and remakes all of its respective representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby, and the other Loan Documents.

IX.
Fees, Costs and Expenses.
A.
Contemporaneously herewith, Borrowers shall pay Administrative Agent a fully earned, non-refundable default waiver fee in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00).

B.
Borrowers agree to pay, upon demand, all fees, costs and expenses of Administrative Agent and Lenders, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Second Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

X.
Reservation of Rights. Except with respect to the Existing Default, Administrative Agent and Lenders reserve all of their rights and remedies, including all security interests, assignments and liens pursuant to the Loan Agreement and the other Loan Documents, as well as any rights and remedies at law, in equity or otherwise. Except with respect to the Existing Default, nothing contained in this Second Amendment shall be or be deemed a waiver of any presently existing or any hereafter arising or occurring breach, default or event of default, nor shall preclude the subsequent exercise of any of Administrative Agent’s or Lenders’ rights or remedies.

XI.
Choice of Law. This Second Amendment has been delivered and accepted in Chicago, Illinois, and

Exhibit 10.2

shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

XII.
Counterpart. This Second Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Second Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Second Amendment and such other agreements, documents and instruments; provided, however, each Borrower and each other Loan Party shall be required to deliver to the Administrative Agent original executed signature pages in substitution for said facsimile or email transmitted signature pages upon the Administrative Agent’s request therefor.

XIII.
Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE LOAN AGREEMENT, AS AMENDED FROM TIME TO TIME, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY OTHER AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[signature page follows]

[Signature page to Second Amendment to Loan and Security Agreement]

Exhibit 10.2

IN WITNESS WHEREOF, Administrative Agent, Lenders, Borrowers and each other Loan Party have caused this Second Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWERS:

S&W SEED COMPANY,

a Nevada corporation

By: /s/ Vanessa Baughman

Vanessa Baughman, Chief Financial Officer

[Signature page to Second Amendment to Loan and Security Agreement]

Exhibit 10.2

CIBC BANK USA,

as Administrative Agent and as a Lender

By: /s/ Jennifer Kempton

Name: Jennifer Kempton

Title: Managing Director